UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2020
_________________
Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
_________________

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way		07054
Parsippany,	NJ

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(973)	496-4700
N/A
(Former name or former address if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CAR	The NASDAQ Global Select Market
Common Stock Purchase Rights	N/A	The NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2020, Avis Budget Group, Inc. (the “Company”) announced the departure of Michael K. Tucker, Executive Vice President, General Counsel from the Company, effective March 27, 2020. The Company thanks Mr. Tucker for his contributions during his tenure, which began in April 2010, and wishes him well in his future endeavors. Mr. Tucker will be succeeded by Jean M. Sera, the Company’s Corporate Secretary since 2006.

The Company and Mr. Tucker have entered into a separation agreement dated March 20, 2020, in accordance with the terms of Mr. Tucker’s current agreement with the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary
Date: March 20, 2020

EXHIBIT INDEX

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.